SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securitites Exchange Act of 1934

Date of Report
(Date of earliest event reported):  November 18, 2002

KERZNER INTERNATIONAL NORTH AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4748	59-0763055
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1000 South Pine Island Road
Plantation, Florida 33324
(Address of principal executive offices and Zip code)

(954) 809-2000
(Registrant's telephone number, including area code)

Item 5 - Other Events

Effective November 18, 2002, the registrant, along with its parent, Kerzner International Limited ("KZL"), as co-issuers, amended the indentures to their 8.875% Senior Subordinated Notes due 2011 and the 8.625% Senior Subordinated Notes due 2007 (collectively the "Senior Notes"). Pursuant to these supplemental indentures, Kerzner Investments Palmilla, Inc., Kerzner International Management Services, Inc., Kerzner International Development Services, Inc. and Kerzner International Development Services Mexico, S. De R.L. De C.V. have been added as guarantors of the Senior Notes.

Attached herewith as exhibits are the Forms of Supplemental Indenture with respect to each of the Senior Notes, between the registrant and KZL, certain guarantors, and the Bank of New York, as trustee.

Item 7(c) - Exhibits

The following exhibits are filed as part of this report:

99.1	Supplemental Indenture dated as of November 18, 2002 to Indenture dated as of December 10, 1997 to the 8.625% Senior Subordinated Notes due 2007
99.2	Supplemental Indenture dated as of November 18, 2002 to Indenture dated as of August 14, 2001 to the 8.875% Senior Subordinated Notes due 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	November 22, 2002	KERZNER INTERNATIONAL NORTH AMERICA, INC.
		By:	/s/Anne Robertson
		Name:	Anne Robertson
		Title:	Senior Vice President
Chief Financial Officer